As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

KOHL’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1630919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of Principal Executive Offices)	(Zip Code)

2024 Long-Term Compensation Plan

(Full title of plan)

Jennifer Kent

Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

(262) 703-7000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by the Registrant pursuant to General Instruction E to Form S-8 under the Securities Act. The information included and incorporated by reference in the registration statement on Form  S-8 filed by the Registrant (Registration No. 333-279410) pursuant to the Securities Act on May 15, 2024, is incorporated by reference into this Registration Statement.

Exhibits

4.1	Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended and restated effective May 20, 2026, incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 10, 2026.

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on this 20th day of May, 2026.

KOHL’S CORPORATION
By:	/s/ Michael J. Bender
Michael J. Bender
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Michael J. Bender	Chief Executive Officer and Director	May 20, 2026
Michael J. Bender	(Principal Executive Officer)

/s/ Jill Timm	Chief Financial Officer	May 20, 2026
Jill Timm	(Principal Financial and Accounting Officer)

Directors: Wendy Arlin, Michael J. Bender, Yael Cosset, H. Charles Floyd, Robbin Mitchell, Jonas Prising, John E. Schlifske, and Adolfo Villagomez

By:	/s/ Jennifer Kent	As Attorney-in-Fact*	May 20, 2026
Jennifer Kent

*	Pursuant to authority granted by powers of attorney, copies of which are filed herewith.